Exhibit 23.2

Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Mobiquity Technologies, Inc.

As independent registered public accountants, we hereby consent to the use of our reports dated April 15, 2015, and May 15, 2015, with respect to the consolidated financial statements of Mobiquity Technologies, Inc., in its registration statement on Form S-1 Amendment No. 3. We also consent to the reference of our firm under the caption “interests of name experts and counsel” in the registration statement.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

June 24, 2015